Exhibit (m)

                          DISTRIBUTION AND SERVICE PLAN

         DISTRIBUTION AND SERVICE PLAN, dated __________, 2001, of DEVCAP Trust, a Massachusetts business trust (the "Trust").


                                   WITNESSETH:

         WHEREAS, the Trust has been organized to operate as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

         WHEREAS, the Shares of Beneficial Interest (par value $0.01 per share) of the Trust (the "Shares") are divided into separate current and potential series (each, along with any series which may in the future be established and with respect to which this Distribution and Service Plan (the "Plan") is approved as identified on the attached Schedule 1, is a "Series"); and

         WHEREAS, the Trust intends to distribute the Shares of each Series in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and desires to approve this Plan as a plan of distribution pursuant to such Rule; and

         WHEREAS, the Trust has engaged CBIS Financial Services, Inc., a subsidiary of Christian Brothers Investment Services, Inc., (along with any successor distributor, the "Distributor"), to provide (or cause to be provided) certain distribution and shareholder services for the Trust; and

         WHEREAS, the Trust has entered into a distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust in the manner specified in Rule 12b-1 (the "Distribution Agreement") with the Distributor, whereby the Distributor will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares of each Series; and

         WHEREAS, the Board of Trustees, in considering whether the Trust should approve and renew this Plan, has evaluated such information as it deemed necessary to make an informed determination as to whether this Plan should be approved and renewed and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Series of the Trust for such purposes, and has determined that there is a reasonable likelihood that the approval and renewal of this Plan will benefit each Series and its shareholders.

         NOW THEREFORE, the Board of Trustees hereby approves this Plan for the Trust as a plan of distribution in accordance with Rule 12b-1, on the following terms and conditions:

         1. As specified in the Distribution Agreement, the Trust will pay for costs and expenses incurred in connection with the distribution and marketing of Shares of the Series. Such distribution costs could include, without limitation, compensation to either (i) the Distributor or (ii) such other underwriters, dealers, brokers, banks and other selling or servicing entities and sales, marketing and servicing personnel of any of them which have entered into agreements with the Distributor or the Fund for the marketing and sale of Shares or the provision of shareholder services (collectively, including the Distributor, the "Qualified Recipients") for advertising expenses and the expenses of printing (excluding typesetting) and distributing prospectuses and reports used for sales purposes, expenses of preparing and printing sales literature; expenses of sales employees or agents of the Qualified Recipients, including salary, commissions, travel and related expenses; and other distribution-related expenses.

         2. The Trust shall pay the Qualified Recipients distribution fees from each Series on an annual basis of 0.25% of the average daily net assets of the Series for its then-current fiscal year as compensation for costs and expenses incurred in connection with the distribution and sales (including providing or causing to be provided personal service and shareholder account maintenance services) of Shares of the respective Series.

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         3. The Trust shall pay or cause to be paid all fees and expenses of any independent auditor, legal counsel, administrator, sponsor, transfer agent, custodian, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and (other than the service fees covered by the Plan) servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Trust; insurance premiums; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares.

         4. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

         5. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Trust, and (b) approval by a vote of the Board of Trustees and a vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Independent Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

         6. This Plan shall take effect on November 28, 2001 and continue in effect indefinitely; provided, however, that such continuance is subject to annual approval by a vote of the Board of Trustees and a majority of the Independent Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this Plan.

         7. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount that may be expended from the assets of any Series for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of such Series, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees and a majority of the Independent Trustees, such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time with respect to any Series by a vote of a majority of the Independent Trustees or by a vote of a "majority of the outstanding voting securities" of such Series.

         8. The Trust and the Distributor each shall provide the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

         9. While this Plan is in effect, the selection and nomination of Trustees who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of the Independent Trustees.

         10. For the purposes of this Plan, the terms "interested persons" and "majority of the outstanding voting securities" are used as defined in the 1940 Act. In addition, for purposes of determining the fees payable to the Qualified Recipients, the value of the net assets of any Series shall be computed in the manner specified in the then-current prospectus and statement of additional information applicable to Shares of such Series.

         11. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 8 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made, and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

         12. This Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

         13. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan shall not be affected thereby.

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         IN WITNESS WHEREOF, the Trust has executed this Plan pursuant to Rule
12b-1 as of the day and year set forth below.


Date:                                  DEVCAP TRUST
       --------------------



Attest:                                By:
                                          -------------------------------------
                                      Name:
                                     Title:

By:
    -----------------------



Agreed and assented to:

CBIS FINANCIAL SERVICES, INC.



By:
   -------------------------
Name:
Title:

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